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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): May 30, 2003



                       CHICAGO BRIDGE & IRON COMPANY N.V.
             (Exact name of registrant as specified in its charter)



                                 The Netherlands
                 (State or other jurisdiction of incorporation)



         1-12815                                             N.A.
(Commission File Number)                       (IRS Employer Identification No.)

         Polarisavenue 31
         2132 JH Hoofdorp
         The Netherlands                                     N.A.
(Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: 31-23-568-5660

                                      N.A.
          (Former name or former address, if changed since last report)


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Item 5.  Other Events and Regulation FD Disclosure

         On May 30, 2003, the Company acquired certain assets of John Brown Hydrocarbons Limited for cash consideration of approximately $30 million and the assumption of certain liabilities. John Brown provides comprehensive engineering, program and construction management services in the offshore, onshore and pipeline sectors of the hydrocarbon industry, as well as for LNG terminals and flue gas desulfurization plants. John Brown has more than 600 employees in offices in London, Moscow, the Caspian Region and Canada, and generated revenues of approximately (pound sterling) 47,519,000 in 2002. This acquisition will expand the Company's presence in geographic areas with significant growth potential, in particular Russia, the Middle East and the Caspian Sea and expand the Company's capabilities into the upstream oil and gas sector.

         On June 13, 2003, an administrative law judge of the U.S. Federal Trade Commission ("FTC") issued a ruling in regard to an administrative complaint filed by the FTC on October 25, 2001 challenging the Company's February 2001 acquisition of certain assets of the Engineered Construction Division of Pitt-Des Moines Inc. A copy of the Company's press release dated June 13, 2003 is attached as an exhibit hereto.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

              (1) Company Press Release dated June 13, 2003.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CHICAGO BRIDGE & IRON COMPANY N.V.
                                    By:  Chicago Bridge & Iron Company B.V.
                                    Its: Managing Director


Date: June 16, 2003                 By: /s/ Gerald M. Glenn
                                       ----------------------------------------
                                                 Managing Director



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                                 EXHIBIT INDEX


       (c)  Exhibits

            (1)  Company Press Release dated June 13, 2003.